UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2008

GOLD CREST MINES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52392	82-0290112
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

10807 E Montgomery Dr. Suite #1 Spokane Valley, WA	99206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 893-0171

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On June 5, 2008, the Board of Directors reappointed Howard M. Crosby as a director of the Company; Mr. Crosby had tendered his resignation as a director on May 30, 2008.  Mr. Crosby will also serve as the Chairman of the Board and has been appointed as a member of on the Compensation Committee.

On June 5, 2008, the Board of Directors appointed John Ryan as a director of the Company.  We also awarded Mr. Ryan 200,000 shares of common stock under our 2007 Stock Plan for accepting the appointment as a director.

Also on June 5, 2008, the Board of Directors awarded 200,000 shares to Daniel R. McKinney, Sr., one of our directors appointed in April 2008, for accepting the appointment as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD CREST MINES, INC.

By:

/s/ Matt Colbert

Matt J. Colbert

Chief Financial Officer

Date: June 6, 2008

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